Exhibit 2.1

Articles of Merger
(Pursuant to NRS 92A.200)
Page 1

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box __ and attach an 8 1/2 x 11" blank sheet containing the required information for each additional entity.

Coastal Oil Sands Co.
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type

Pleasant Valley Energy Corporation
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type

And

Pleasant Valley Energy Corporation
Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity type
2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:	Dennis R. Luna
c/o:	Luna & Glushon
1801 Century Park East, 24th Floor
Los Angeles, CA 90067

3) (Choose one)

X The undersigned declares that a plan of merger has been adopted by each constituent entity.

4) Owner's approval (NRS 92A.200)

(b) The plan was approved by the required consent of the owners of:

Coastal Oil Sands Co.
Name of merging entity, if applicable

Pleasant Valley Energy Corporation
Name of merging entity, if applicable

And, or;

Pleasant Valley Energy Corporation
Name of surviving entity, if applicable

5) Amendments, if any, to the articles or certificate of the surviving entity.

None

6) Location of Plan of Merger:

X       (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

8) Signatures - Must be signed by: An officer of each Nevada corporation; all general partners of each Nevada limited partnership; a manager of each Nevada limited liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust (NRS 92A.230)

Coastal Oil Sands Co.

Signature

Pleasant Valley Energy Corporation

Signature

Pleasant Valley Energy Corporation

Signature